Exhibit 23

910 Ridgebrook Road Sparks, MD 21152

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-66891) of Legg Mason, Inc. of our report dated June 7, 2010 relating to the financial statements of Legg Mason Profit Sharing and 401(k) Plan and Trust as of December 31, 2009 and for the year then ended, which appears in this Form 11-K.

Sparks, Maryland

June 10, 2009

A Member of SC&H Group, LLC

Phone: (410) 403-1500 ¿ Toll Free: (800) 832-3008 ¿ Fax: (410) 403-1570 ¿ Web: www.SCandH.com